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                                                                    EXHIBIT 23.8

                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

We hereby consent to the incorporation by reference in this Registration Statement (No. 33-59121) on Post-effective Amendment No. 1 to Form S-3 of Tele-Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in the registration statement.

/s/ Price Waterhouse LLP

Price Waterhouse LLP

Norfolk, Virginia
October 26, 1995